EXHIBIT 23.2

                                                                BLICK ROTHENBERG
                                                           CHARTERED ACCOUNTANTS


                                                          Our ref: RJL/KLM/16170
   KPMG Somekh Chaikin
   17 Ha'arba'a Street
   PO Box 609
   Tel Aviv 64739
   Israel
                                                                    27 June 2004


   Dear Sirs

   CONSENT LETTER - ECI TELECOM (UK) LTD. ("THE COMPANY")

   We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-105830, 333-103669, 333-12868, 333-9860,
   333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI
   Telecom Ltd. of our report dated 4 February 2004, relating to the balance sheets of the company as at December 31, 2003 and 2002 and related statements of income, retained earnings and cash flows for the two years then ending, which report and the consolidated financial statements of the ECI Telecom Ltd. as at December 31, 2003, appear in the report in Form 6-K of ECI Telecom Ltd., a copy of which was furnished to the Securities and Exchange Commission on March 24, 2004.

   Yours faithfully

         /s/ Blick Rothenberg
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